                             LETTER AMENDMENT NO. 3
                                       TO
               MASTER SHELF AGREEMENT DATED AS OF OCTOBER 15, 1999
                           (Lennox International Inc.)

                               As of June 29, 2001

The Prudential Insurance Company of America
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, TX  75201
Attention:  Managing Director

U.S. Private Placement Fund
Prudential Private Placement Investors, Inc.
Four Gateway Center
100 Mulberry Street
Newark, NJ  07102-4069

Ladies and Gentlemen:

     We refer to the Master Shelf Agreement dated as of October 15, 1999, as amended by Letter Amendment No. 1 dated February 28, 2000 and Letter Amendment
No. 2 dated January 23, 2001 (as so amended, the “Shelf Agreement”), among the undersigned, Lennox International Inc. (the “Company”) and The Prudential
Insurance Company of America (“Prudential”). Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined. Each of you is a Holder of Notes issued pursuant to the Shelf Agreement.

     The Company has requested the Holders to enter into this Letter Amendment
No. 3 (“Amendment No. 3”) to evidence amendment of the Shelf Agreement as set forth herein. Such amendment shall become effective as set forth in Section 3.
Therefore, the Holders and the Company hereby agree as follows:

     1.   Amendment to Definitions.  Subject to Section 3 hereof,
the definitions in the Shelf Agreement are hereby modified as follows:

          Adjusted EBITDA. Clause (ii) of the definition of “
Adjusted EBITDA” is amended in full to read as follows:

               “(ii) to the extent deducted in computing such consolidated net income (or loss), without duplication, the sum of (a) any deduction for (or less any gain from) income or franchise taxes included in determining such consolidated net income (or loss);
          plus (b) interest expense (including the interest portion of
          Capital Leases) deducted in determining such consolidated net income (or loss); plus (c) amortization and depreciation expense deducted in determining such consolidated net income (or loss);
          plus (d) any non-recurring and non cash charges resulting from the application of GAAP that requires a charge against earnings for the impairment of goodwill to the extent not already added back or not included in determining such consolidated net income
          (or loss); minus,”

          Consolidated Net Income. Clauses (f) and (g) of the definition of
     “Consolidated Net Income” are amended in full to read as follows and clause
     (h) is hereby added to the end of such definition to read as follows:

               “(f) any non-recurring loss arising from the sale or other disposition of assets recorded (i) during the fiscal quarter ended June 30, 2001, but only to the extent that the aggregate amount of such losses plus the restructuring charges allowed in clause (g)(i) hereof for such fiscal quarter is less than
          $32,400,000; and (ii) after June 30, 2001, in an aggregate amount not to exceed $25,000,000;

               (g) any non-recurring restructuring charges recorded (i)
          during the fiscal quarter ended June 30, 2001, but only to the extent that the aggregate amount of such restructuring charges plus the losses allowed in clause (f)(i) hereof for such fiscal quarter is less than $32,400,000; and (ii) after June 30, 2001, in an aggregate amount not to exceed $25,000,000 but provided that cash charges included in such restructuring charges shall not exceed $12,500,000; and

               (h) any non-recurring and non-cash charges resulting from
          the application of GAAP that requires a charge against earnings for the impairment of goodwill.”

          EBITDA. The definition of “EBITDA” is hereby amended in full to read as follows:

               “EBITDA” means, for any period, the total of the following calculated for the Company and the Restricted Subsidiaries without duplication on a consolidated basis in accordance with
          GAAP consistently applied for such period: (a) Consolidated Net
          Income from operations; plus (b) any deduction for (or less any gain from) income or franchise taxes included in determining
          Consolidated Net Income; plus (c) interest expense (including the interest portion of Capital Leases) deducted in determining
          Consolidated Net Income;

          plus (d) amortization and depreciation expense deducted in determining Consolidated Net Income; plus (e) any non-recurring and non-cash charges resulting from application of GAAP that requires a charge against earnings for the impairment of goodwill to the extent not already added back or not included in
          determining Consolidated Net Income.

          Material Adverse Effect. The definition of “Material Adverse
     Effect” is hereby amended in full to read as follows:

               “Material Adverse Effect” shall mean a material adverse
          effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted
          Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes and the ability of the Material Restricted Subsidiaries to perform their respective obligations under the Subsidiary Guaranty taken as a whole, or (c) the validity or enforceability of this
          Agreement, the Notes, the Pledge Agreement or the Subsidiary
          Guaranty.

          Prudential Affiliate. The definition of “Prudential Affiliate” is hereby amended in full to read as follows:

               “Prudential Affiliate” shall mean (i) any corporation or
          other entity controlling, controlled by, or under common control with, Prudential and (ii) any managed account or investment fund which is managed by Prudential or a Prudential Affiliate
          described in clause (i) of this definition. For purposes of this definition, the terms “control”, “controlling” and “controlled”
          shall mean the ownership, directly or through subsidiaries, of a majority of a corporation's or other entity's Voting Stock or equivalent voting securities or interests.

     The following definitions are hereby added to the Agreement:

               “1999 Lenders” means the lenders listed in Schedule 2.01 to the
          Revolving Credit Facility Agreement dated as of July 29, 1999, as amended, among the Company, The Chase Manhattan Bank, as
          administrative agent, Wachovia Bank, N.A., as syndication agent, and
          The Bank of Nova Scotia, as documentation agent.

               “364 Day Facility” means that certain 364 Day Revolving
          Credit Facility Agreement dated as of January 25, 2000 among the
          Company, Chase Bank of Texas, National Association [now The Chase
          Manhattan Bank], as administrative agent, the other agents named therein and the lenders named therein, as the same has been and may hereafter be amended or otherwise modified.

               “Approved Receivables Securitization” means one or more
          receivables securitizations or other receivables sale programs as long as the aggregate amount of

          the commitments to purchase receivables under all such programs does not at any time exceed $225,000,000.

               “Collateral  Agent”  means  The  Chase  Manhattan  Bank,  as collateral agent under the terms of the  Intercreditor  Agreement
          (for  the  benefit  of the  Holders,  the  Noteholders,  the 1999
          Lenders and the lenders  under the 364 Day Facility and any other lenders  which  become  entitled  to the  benefits  of the  Liens
          granted  in  the  Pledge   Agreement   under  the  terms  of  the
          Intercreditor Agreement),  and its successors and assigns in such capacity.

               “Credit  Agreement”  means  the  Revolving  Credit  Facility
          Agreement  dated as of July 29,  1999,  entered  into  among  the
          Company,  the lenders listed in Schedule 2.01 thereto,  The Chase
          Manhattan Bank, as administrative  agent, Wachovia Bank, N.A., as syndication  agent, and The Bank of Nova Scotia, as documentation agent,  as the  same has been and may  hereafter  be  amended  or otherwise modified.

               “Intercreditor  Agreement” means that certain  Intercreditor
          Agreement  to  be  executed   pursuant  to  Section  9.11  hereof
          initially   among   the   Company,    the   Material   Restricted
          Subsidiaries,  The Chase  Manhattan  Bank,  as  collateral  agent thereunder, the administrative agent for the 1999 Lenders and the
          lenders  under  the  364  Day  Facility,   the  Holders  and  the
          Noteholders,  as the same may be  amended or  otherwise  modified from time to time.

               “Material Restricted Subsidiary” means Lennox Industries
          Inc., Armstrong Air Conditioning Inc., Excel Comfort Systems
          Inc., Service Experts Inc. and each other Restricted Subsidiary
          (except LPAC Corp.) the book value (determined in accordance with
          GAAP) of whose total assets equals or exceeds 10% of the book value (determined in accordance with GAAP) of the consolidated total assets of the Company and all Subsidiaries as determined as of the last day of each fiscal quarter.

               “Material Transfer” means, with respect to the Company or
          any Restricted Subsidiary, any transaction or group of related transactions having a value in excess of $10,000,000 in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including capital stock of, or a Security issued by, a Subsidiary; provided that the term “Material Transfer”
          shall not include the sale of receivables sold by the Company and the Restricted Subsidiaries under an Approved Receivables
          Securitization. For purposes of this definition the term “value”
          of any property transferred shall be equal to the transfer price specified in the applicable sale, lease or other transfer
          documents for the property in question.

               “Note Agreements” means (i) nine separate Note Purchase
          Agreements,

          dated as of December 1, 1993 (as amended, the “1993 Note
          Agreements”), between the Company and each of Prudential,
          Connecticut General Life Insurance Company, Connecticut General
          Life Insurance Company, on behalf of One or More Separate
          Accounts, Life Insurance Company of North America, United of
          Omaha Life Insurance Company, Mutual of Omaha Insurance Company,
          Companion Life Insurance Company, United World Life Insurance
          Company, First Colony Life Insurance Company, General Electric
          Capital Assurance Company (as a successor), and GE Life and
          Annuity Assurance Company (as a successor) (collectively, and together with their respective successors and assigns, the “1993
          Holders”); (ii) the Note Purchase Agreement, dated as of July 6,
          1995 (as amended, the “1995 Note Agreement”), between the Company and Teachers Insurance and Annuity Association of America
          (together with its successors and assigns, the “1995 Holder”);
          (iii) eight separate Note Purchase Agreements, dated as of April
          3, 1998 (as amended, the “1998 Note Agreements”), between the
          Company and each of Prudential, U.S. Private Placement Fund,
          Teachers Insurance and Annuity Association of America,
          Connecticut General Life Insurance Company, Connecticut General
          Life Insurance Company, on behalf of One or More Separate
          Accounts, CIGNA Property and Casualty Insurance Company, United
          of Omaha Life Insurance Company and Companion Life Insurance
          Company (collectively, and together with their respective
          successors and assigns, the “1998 Holders”); (iv) the letter agreement dated July 29, 1999 (the “1999 Amendment Agreement”)
          among the Company and the 1993 Holders, 1995 Holder and 1998
          Holders (collectively referred to herein as the “Noteholders”)
          amending the Note Agreements to add the “Additional Covenants”
          set forth in Schedule A to the 1999 Amendment Agreement.

               “Letter Amendment No. 3” means the Letter Amendment No. 3
          dated as of June 29, 2001, as the same may be modified from time to time, among the Company and the Holders to amend certain provisions and covenants of this Agreement.

               “Pledge Agreement” means that certain Pledge Agreement to be executed by the Company and in favor of the Collateral Agent pursuant to Section 9.11 hereof, as the same may otherwise be modified from time to time.

               “Subsidiary Guaranty” means the guaranty of the Material
          Restricted Subsidiaries in favor of the Holders and the
          Noteholders, substantially in the form of Exhibit A to Letter
          Amendment No. 3, as the same may be modified pursuant to one or more Subsidiary Joinder Agreements and as the same may be
          otherwise modified from time to time.

               “Subsidiary  Joinder Agreement” means an agreement which has been or will be  executed  by a  Material  Restricted  Subsidiary adding it as a party to the

               Subsidiary Guaranty.

     2.   Amendments to Covenants and Events of Default. Subject to Section 3
hereof the Shelf Agreement is hereby amended as follows:

          7.2. Officer's  Certificate.  Section 7.2(a) is hereby amended by adding the phrase “the then existing Material Restricted  Subsidiaries and” immediately after the phrase “in order to establish”.

          9.10. Interest Rate. Section 9.10 is hereby added to the Shelf
     Agreement to read as follows:

          “9.10 Interest Rate. Effective as of June 29, 2001, the interest rates prior to the occurrence of any Event of Default with respect to all Notes shall be immediately and automatically increased by 0.25%
     per annum for so long as any amount shall remain outstanding under the
     Notes. If upon any subsequent delivery of the compliance certificate pursuant to Section 7.2(a) in connection with the financial statements of the Company and its Restricted Subsidiaries required to be delivered pursuant to Section 7.1, the Consolidated Indebtedness to
     Adjusted EBITDA Ratio of the Company as set forth in Section
     10.12.3(b) of this Agreement shall be less than or equal to 3.00 to
     1.00 (the “Reset Event”), then the interest rates with respect to such
     Notes shall be immediately and automatically reduced by 0.25% per annum commencing upon the date such compliance certificate is delivered, with such interest rates to be subject to increase again by
     0.25% per annum at any time that such ratio exceeds 3.00 to 1.00 (and, if so increased then reduced again when such ratio shall be less than or equal to 3.00 to 1.00), and with such interest rates never to be less than the respective interest rates in effect with respect to the
     Notes on June 28, 2001. If an Event of Default occurs prior to any
     Reset Event, then the Default Rate shall also be increased by 0.25%
     for so long as such Event of Default is continuing.”

          9.11. Post-closing Agreements; New Material Restricted
     Subsidiaries. Section 9.11 is hereby added to the Shelf Agreement to read as follows:

          “9.11. Post-closing Agreements; New Material Restricted
     Subsidiaries.

          (a) Items Due by August 15, 2001.  On or before  August 15, 2001, the  Company  shall  deliver  or  cause  to be  delivered  each of the following  items,  each  of  which  must  be  in  form  and  substance satisfactory to the Required Holders:

               (i)  to the Holders, the Intercreditor Agreement executed by all the parties thereto, and the Pledge Agreement executed by the
          Company  pursuant to which the Company  shall have pledged to the
          Collateral   Agent  all  the  capital   stock  of  each  Material
          Restricted  Subsidiary;  to the

          Collateral  Agent,  certificates  representing  all shares of the capital  stock of the Material  Restricted  Subsidiaries  pledged pursuant to the Pledge  Agreement  together  with  undated  stock powers  duly  executed  in blank  for all such  certificates;  to counsel  for the  Holders,  UCC,  tax and  judgment  Lien  search reports listing all documentation on file against the Company and each Material Restricted Subsidiary in each jurisdiction in which it has its  principal  place  of  business  and  jurisdiction  of
          organization;    to   the   Collateral   Agent,   such   executed
          documentation  as the  Collateral  Agent  may deem  necessary  to
          perfect  or  protect  the  Liens  under  the  Pledge   Agreement,
          including, without limitation, financing statements under the UCC
          and  other  applicable   documentation  under  the  laws  of  any
          jurisdiction  with respect to the  perfection of such Liens;  and
          duly  executed  UCC-3  Termination   Statements  and  such  other
          documentation  as shall be  necessary to terminate or release all
          Liens  encumbering the collateral  pledged pursuant to the Pledge
          Agreement.   To  assist  the  Company  in   complying   with  the
          requirements  of  this  paragraph,   the  Holders  agree  to  use
          commercially  reasonable efforts to cause the Required Holders to approve an Intercreditor Agreement which is in form and substance satisfactory to them on or before August 15, 2001.

               (ii) a favorable written opinion from counsel to the Company and the Material Restricted Subsidiaries addressed to the holders as to such matters relating to the Intercreditor  Agreement,  the
          Pledge Agreement, the collateral pledged pursuant thereto and the capitalization  of the Material  Restricted  Subsidiaries  as the
          Required  Holders may request (and the Company  hereby  instructs its  counsel to deliver  such  opinion to the  holders  for their benefit);

               (iii) a  certificate  of   the  Secretary  or  an  Assistant
          Secretary of the Company  certifying  that attached  thereto is a true and complete copy of resolutions,  duly adopted by the Board of Directors authorizing the execution,  delivery and performance of the Pledge  Agreement,  the  Intercreditor  Agreement  and the
          transactions contemplated thereby, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and

               (iv) a   certificate   of  the  Secretary  or  an  Assistant
          Secretary of each Material Restricted  Subsidiary certifying that attached thereto is a true and complete copy of resolutions, duly adopted  by the Board of  Directors  authorizing  the  execution, delivery and performance of the Intercreditor  Agreement and that such resolutions have not been modified, rescinded or amended and are in full force and effect.

          (b)  New Material Restricted  Subsidiaries.  Within 45 days after the end of each fiscal quarter,  the Company shall cause each Material
     Restricted  Subsidiary  created or acquired  during the fiscal quarter then ending,  and each  Restricted  Subsidiary  that, as a result of a change in assets became a Material  Restricted  Subsidiary during such fiscal quarter (any such Material Restricted Subsidiary, herein a “New
     Material  Subsidiary”),  to  execute  and  deliver  to the  Holders  a
     Subsidiary  Joinder  Agreement  joining  it as a  guarantor  under the
     Subsidiary Guaranty and such other documentation,  including,  but not limited  to,  corporate  resolutions,  charter  and bylaws of such New
     Material  Subsidiary  and an opinion of counsel for such New  Material
     Subsidiary, as the Required Holders may reasonably request in order to cause such New Material  Subsidiary to evidence or otherwise implement the guaranty of the repayment of the  obligations  contemplated by the
     Subsidiary  Guaranty and this Agreement.  In addition,  within 45 days after the end of a fiscal  quarter in which a New Material  Subsidiary has been created,  acquired or comes into existence, the Company shall take such  action as the  Collateral  Agent may  request  to cause the capital  stock of each such New Material  Subsidiary  to be pledged to the Collateral  Agent under the Pledge  Agreement,  including  without limitation,  the  proper  completion,  execution  and  delivery  of an amendment under the terms of the Pledge Agreement, the delivery of the stock  certificates  evidencing  the stock to be  pledged,  along with stock powers  executed in blank,  Uniform  Commercial  Code  Financing
     Statements and such other  documentation  as the Collateral  Agent may reasonably  request to cause such stock to be pledged under the Pledge
     Agreement and for such pledge to be perfected and protected.”

          9.12. Use of Material Transfer Proceeds.  Section 9.12 is hereby added to the Shelf Agreement to read as follows:

          “9.12.  Use of  Material  Transfer  Proceeds.  Immediately  after giving effect to a Transfer authorized under Section 10.3(c) that is a
     Material Transfer, 60% of the net, after tax proceeds of such Transfer shall be used to reduce the outstanding  indebtedness under any Senior
     Secured  Credit  Facility or  Facilities.  The Company  shall have the option of determining the Senior Secured Credit Facility or Facilities to which to apply  such  proceeds.  The term  “Senior  Secured  Credit
     Facilities”  means this  Agreement,  the Note  Agreements,  the Credit
     Agreement,  the 364 Day  Facility  and any  other  facility  providing
     Indebtedness  which  refinances  any of the  foregoing  or is entitled under the Intercreditor Agreement to the benefits of the Liens granted under the Pledge Agreement.”

          9.13.  Subsequent  Indebtedness.  Section 9.13 is hereby added to the Shelf Agreement to read as follows:

          “9.13. Subsequent Indebtedness. If the Company wants any

     Indebtedness  that is  hereafter  incurred  to be  entitled  under the
     Intercreditor Agreement to the benefits of the Liens granted under the
     Pledge  Agreement,   the  Company  shall  use  the  proceeds  of  such
     Indebtedness  to reduce the  commitments  under the  revolving  Senior
     Secured  Credit  Facilities  in  existence on June 29, 2001 and/or the
     outstanding   indebtedness  under  any  other  Senior  Secured  Credit
     Facilities  in existence on June 29, 2001.  The Company shall have the
     option  of  determining   which  Senior  Secured  Credit  Facility  or
     Facilities to which to apply such proceeds.”

          10.3 Sale of Assets,  Etc.  The last  sentence of Section 10.3 is deleted in its  entirety,  the “.” at the end of clause (c) is deleted and  replaced  with “; or” and a new clause (d) is added to the end of
     Section 10.3 to read as follows:

          “(d)  such  Transfer  is the sale of  receivables,  or  undivided
     interests    therein,    pursuant   to   an    Approved    Receivables
     Securitization.”

          10.4.  Incurrence of Indebtedness.  The last paragraph of Section
     10.4 is deleted in its entirety from the Shelf  Agreement and replaced with the following:

          “In addition to and not in limitation of the other  provisions of this  Section  10.4,  from  June 29,  2001  until  the  date  that the
     Consolidated  Indebtedness  to Adjusted EBITDA Ratio is less than 3.00 to 1.00 as calculated  for any fiscal quarter after March 31, 2001 and established by the delivery of a Covenant Compliance Certificate under
     Section  7.2(a)  (such  period being the  “Restriction  Period”),  the
     Company shall not permit any  Restricted  Subsidiary  to,  directly or indirectly,  create,  incur,  assume,  guarantee,  or otherwise become directly or indirectly  liable with respect to or otherwise permit any
     Indebtedness,  except  Indebtedness of such Subsidiaries  disclosed on
     Schedule 10.4 and additional  Indebtedness in an aggregate  amount not to exceed  $10,000,000  for all  Restricted  Subsidiaries  during  the
     Restriction  Period.  For  purposes  of this  Section  10.4 any Person becoming  a  Restricted  Subsidiary  after the date of this  Agreement shall  be  deemed  to  have  incurred  all  of  its  then  outstanding
     Indebtedness at the time it becomes a Restricted Subsidiary.”

          10.5. Liens.  Sections 10.5(f),  (g) and (i) are deleted in their entirety from the Shelf Agreement and replaced with the following:

          “(f) Liens on property  or assets of the Company  (other than the capital stock of the Material  Restricted  Subsidiaries) or any of its
     Restricted  Subsidiaries  securing  Indebtedness or other  obligations owing to the Company or to a Wholly Owned Restricted Subsidiary;”

          “(g) financing  statements filed in respect of operating  leases, liens

     granted under capital leases in existence as of June 29, 2001 provided that the amount secured thereby does not exceed  $25,000,  other Liens existing on the date of this  Agreement and described on Schedule 10.5 and Liens granted to the Collateral Agent under the Pledge Agreement;"

          “(i) other  Liens not  otherwise  permitted  by  Subsections  (a)
     through  (h) above,  provided  that (i) the fair  market  value of the assets subject to such other Liens shall not exceed $15,000,000,  (ii)
     such  Liens  secure  Indebtedness  of  the  Company  or  a  Restricted
     Subsidiary  permitted hereby,  (iii) the aggregate principal amount of the Indebtedness secured by all Liens granted under the permissions of this clause (i) does not exceed $10,000,000 and (iv) immediately after giving effect to the creation thereof,  no Default or Event of Default shall exist.”

          10.6.  Restricted  Payments.  Section  10.6 is amended to add the following to the end thereof:

          “In addition to the foregoing restrictions, the Company will not, and will not permit any of its Restricted  Subsidiaries  to, redeem or otherwise  acquire any of its stock or other  equity  interests or any warrants,  rights or other  options  to  purchase  such stock or other equity interests except:

               (a)  when solely in exchange for such stock or other  equity interests;

               (b)  when made  contemporaneously  from the net proceeds of a sale of such stock or other equity interests;

               (c) the  repurchase of up to 577,500 shares of the Company's capital  stock  for an  aggregate  purchase  price  not to exceed
          $7,500,000 in connection  with its obligation to do so arising in connection with the  documentation  of its acquisition of James N
          Kirby Pty Ltd;

               (d)  the   repurchase   by  LPAC   Corp.   from   Restricted
          Subsidiaries  of LPAC Corp.'s  preferred  stock with  proceeds of collections on accounts receivable in connection with an Approved
          Receivables Securitization; and

               (e)  other  redemptions  or  acquisitions  of such  stock or equity interests if, as of the date of the payment  thereof,  the
          Consolidated  Indebtedness  to Adjusted EBITDA Ratio is less than
          3.00 to 1.00 as calculated for any fiscal  quarter:  (i) that has elapsed since March 31, 2001; (ii) that has ended before the date of payment; and (iii) for which a Covenant Compliance Certificate under Section 7.2(a) has been delivered.”

                                       10

          10.12.3.  Financial  Covenants.  Section  10.12.3(a) of the Shelf
     Agreement is hereby amended in full to read as follows:

          “(a) Coverage Ratio. As of the end of each fiscal quarter, the
     Company shall not permit the ratio of Cash Flow for the four fiscal quarters then ending to Interest Expenses for such period to be less than (i) 2.65 to 1.00 for the fiscal quarter ended June 30, 2001; (ii)
     2.75 to 1.00 for the fiscal quarter ended September 30, 2001; and
     (iii) 3.00 to 1.00 for all fiscal quarters ending thereafter.”

          Section 10.12.3(b) of the Shelf Agreement is amended in full to read as follows:

          “(b) Consolidated Indebtedness to Adjusted Ebitda. As of the last day of each fiscal quarter during the periods described below, the
     Company shall not permit the ratio of Consolidated Indebtedness outstanding as of such day to the Adjusted EBITDA for the four fiscal quarters then ended to exceed: (i) 3.90 to 1.00 for the fiscal quarter ended June 30, 2001; (ii) 3.75 to 1.00 for the fiscal quarters ended
     September 30, 2001 and December 31, 2001; (iii) 3.50 to 1.00 for the
     fiscal quarters ended March 31, 2002 and June 30, 2002; (iv) 3.25 to
     1.00 for the fiscal quarters ended September 30, 2002 and December 31,
     2002; and (v) 3.00 to 1.00 for all fiscal quarters ending after
     December 31, 2002. For the purposes of this Section 10.12.3, the following terms shall have the indicated meanings:”

          10.12.5.  Restrictions On Transfers to Unrestricted Subsidiaries.
     Section 10.12.5 is hereby added to the Shelf Agreement to read as follows:

          “10.12.5. Restrictions On Transfers to Unrestricted Subsidiaries.
     In addition to the other limitations of this Agreement,  from June 29,
     2001 until the date that the  Consolidated  Indebtedness  to  Adjusted
     EBITDA  Ratio is less than 3.00 to 1.00 as  calculated  for any fiscal quarter  after March 31,  2001 and  established  by the  delivery of a
     Covenant  Compliance  Certificate  under Section  7.2(a) (such period, herein the “Section 10.12 Restriction Period”),  the Company will not, and will not permit  any  Restricted  Subsidiary  to,  consummate  any
     Unrestricted Subsidiary Transfer except:

               (a)  the sale of inventory to  Unrestricted  Subsidiaries in the ordinary course of business;

               (b) payments made to  Unrestricted  Subsidiaries  after June
          30, 2001 in an aggregate  amount not to exceed  $30,500,000 to be used to satisfy  the  obligation  owed to the  seller(s)  arising under the  documentation

                                       11

          governing the acquisition of James N Kirby Pty Ltd; and

               (c) if no Default or Event of Default exists or would result therefrom,  Unrestricted Subsidiary Transfers, in addition to the
          Transfers  described in clauses (a) and (b) above,  provided that the aggregate  amount of the  Unrestricted  Subsidiary  Transfers consummated  during the Section  10.12  Restriction  Period under this  clause  (c) shall not  exceed  $60,000,000.  The  aggregate amount of the Unrestricted  Subsidiary  Transfers for purposes of determining  compliance with this clause (c) as of any date shall equal the sum of the  following:  (i) the  aggregate  outstanding amount of all loans,  advances and  extensions  of credit made by the  Company  and the  Restricted  Subsidiaries  to  Unrestricted
          Subsidiaries   and  outstanding  on  such  date;  plus  (ii)  the
          aggregate   amount  of  all   obligations  of  the   Unrestricted
          Subsidiaries  outstanding on such date that are guaranteed by the
          Company or any Restricted Subsidiary or secured by a Lien granted by  the  Company  or a  Restricted  Subsidiary;  plus  (iii)  the aggregate  Fair Market Value  (determined  for each  Unrestricted
          Subsidiary Transfer as of the date of the applicable Unrestricted
          Subsidiary  Transfer) of all other property (i.e., other than the property  described  in  clauses  (i) and (ii) of this  sentence)
          disposed  of  during  the  Restriction   Period  in  Unrestricted
          Subsidiary Transfers consummated under this clause (c).

          The term “Unrestricted  Subsidiary Transfer” means, a transaction in any form in  which  an  Unrestricted  Subsidiary  receives  (either directly or indirectly)  anything  (including money or other property)
     of value from the Company or any Restricted Subsidiary, including, any loan,  advance or other extension of credit; any sale, lease, or other disposition of assets;  any merger,  consolidation  or other corporate combination;  any  purchase or  repurchase  of stocks,  bonds,  notes, debentures or other  securities or any other capital  contribution  or investment;  any  transaction in which a Person provides a Guaranty or grants Liens to secure  obligations or Indebtedness of another Person.
     All covenants in this Agreement shall be given  independent  effect so that if a particular  action or  condition is not  permitted by any of such covenants  (including this Section 10.12), the fact that it would
     be  permitted  by  an  exception  to,  or  be  otherwise   within  the
     limitations  of, another  covenant shall not avoid the occurrence of a
     Default if such action is taken or such condition exists.”

          11.  Events of Default.  Sections 11(c), (d) and (e) of the Shelf
     Agreement are amended in full to read as follows:

               “(c) the Company defaults in the performance of or
          compliance with any term applicable to the Company and contained in Sections 7.1(d), 9.6, 9.11, 10.2 through 10.11 or 10.12.2,
          10.12.3, 10.12.4 or 10.12.5 or contained in the Pledge Agreement, or any Material Restricted Subsidiary defaults in the

                                       12

          performance of or compliance with any term applicable to it contained in clause (c) of paragraph 6 of the Subsidiary
          Guaranty; or

               (d)  (i)  the  Company  defaults  in the  performance  of or compliance  with any term  contained  herein  (other  than  those referred to in paragraphs (a), (b) and (c) of this Section 11) or contained in the  Intercreditor  Agreement or with any Additional
          Covenant and such  default is not  remedied  within 30 days after the  earlier  of  (A)  a  Responsible  Officer  obtaining  actual knowledge of such default and (B) the Company  receiving  written notice  of such  default  from any  holder  of a Note  (any  such written  notice to be  identified as a “notice of default” and to refer  specifically  to this paragraph (d) of Section 11) or (ii)
          any Material Restricted Subsidiary defaults in the performance of or compliance with any term contained in the Subsidiary  Guaranty
          (other than those  referred to in paragraphs  (a), (b) and (c) of this Section 11) or contained in the  Intercreditor  Agreement or with any  Additional  Covenant  and such  default is not remedied within 30 days  after the  earlier of (A) a  Responsible  Officer obtaining  actual  knowledge  of such default and (B) the Company receiving  written  notice of such  default  from any holder of a
          Note (any such written  notice to be  identified  as a “notice of default”  and to  refer  specifically  to this  paragraph  (d) of
          Section 11); or

               (e)  any representation or warranty made in writing by or on behalf of the Company or any Material Restricted Subsidiary or by
          any officer of the Company or any Material Restricted Subsidiary in this Agreement, the Pledge Agreement, the Intercreditor
          Agreement, the Subsidiary Guaranty, or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or”

               Section 11(k) is hereby added to the Shelf Agreement to read as follows:

               “(k) the occurrence of an Event of Default (as defined in
          the Intercreditor Agreement); or”

               Section 11(l) is hereby added to the Shelf Agreement to read as follows:

               “(l) either the Subsidiary Guaranty or the Pledge Agreement shall for any reason cease to be in full force and effect and valid, binding and enforceable in accordance with its terms, or the Company or any Material Restricted Subsidiary shall so state in writing.”

               12. Remedies On Default, Etc. A new sentence is added to end of
          Section 12.2 as follows:

               “In addition to the other rights and remedies that the
          holders of Notes may

                                       13

          have upon the occurrence of an Event of Default, the Required
          Holders may direct the Collateral Agent to exercise the rights and remedies available to the Collateral Agent under the
          Intercreditor Agreement and the Pledge Agreement.”

     3.   Effectiveness of Amendment Agreement; Counsel Fees and Expenses.
This Amendment No. 3 shall be effective upon the satisfaction of the following conditions:

     (i)       the Holders shall have received a Subsidiary Guaranty executed by each of the Material Restricted Subsidiaries as of the date hereof;

     (ii)      the Holders shall have received a favorable legal opinion or opinions from Bennack & Lowden L.L.P., special counsel to the Company and the Material Restricted Subsidiaries, satisfactory to such Holder;

     (iii)     the Holders shall have received certified copies of the
resolutions of the Board of Directors of the Company authorizing this
Amendment No. 3, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment
No. 3;

     (iv)      the Holders shall have received certified copies of the
resolutions of the Board of Directors of each Material Restricted
Subsidiary authorizing the Subsidiary Guaranty, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Subsidiary Guaranty;

     (v)       the Holders shall have received a certificate of the Secretary or
Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Amendment No. 3 and the other documents to be delivered by the Company hereunder;

     (vi)      the Holders shall have received evidence satisfactory to them that the Credit Agreement, the 364 Day Facility and the Note Agreements
shall have been amended in a manner similar to the manner in which the
Shelf Agreement is proposed to be amended as herein contemplated and the amendments of the Credit Agreement, the 364 Day Facility and Note
Agreements shall be in form and substance satisfactory to the Holders; and

     (xiii)    the Company shall have paid to each of the Holders an amendment fee by wire transfer of immediately available funds in an amount equal to the product of 0.25% and the aggregate principal amount of such Holder's outstanding Notes on the date on which this Amendment No. 3 becomes effective.

     4.        Continued Effectiveness of Amendment No. 3; Release.

     (a)       Except for  Section  9.10,  each  of  the Covenants and Events of
Default set forth in Section 2 hereof shall remain in effect only as long as the
Company is bound by a substantially

                                       14

similar  covenant or event of default  contained in the Credit  Agreement or the
364 Day  Facility or any other  agreement  creating or  evidencing  Indebtedness
(collectively,  the “Additional  Agreements”),  including but not limited to any covenant or event of default contained in any amendment to or refinancing of the
Credit  Agreement,  the 364 Day  Facility or any  Additional  Agreement.  If the
Company  ceases  to be bound by any such  Covenant  or Event of  Default  in all
Additional Agreements, this Amendment No. 3 shall, without further action on the part of the  Company or any  Holder,  be deemed to be amended  automatically  to delete such Additional Covenant or Event of Default.

               (ii) The Holders agree that if the 1999 Lenders  and the  lenders party to the 364 Day Facility  release the  obligations of the guarantors  under their  respective  guaranty  of  Material  Restricted  Subsidiaries  and  no new
guaranties  of Material  Restricted  Subsidiaries  are  executed in favor of the
Lenders,  then the Holders agree to release the  obligations  of the  Guarantors under the Subsidiary Guaranty.

     5.        Representations and Warranties. The Company represents and warrants to the Holders that:

     (i)       The Company has all requisite corporate power to execute, deliver and perform its obligations under this Amendment No. 3. The Company has duly executed and delivered this Amendment No. 3, and this Amendment No. 3 constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (ii)      Neither the execution and delivery of this Amendment No. 3 by the
Company, nor the consummation of the transactions contemplated hereby, nor fulfillment of nor compliance with the terms and provisions hereof or thereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or except as contemplated by the Pledge Agreement or herein, result in the creation of any security interest, lien or other encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or bylaws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject.

     (iii)     Except for notice given to and consents required from the 1999
Lenders, the lenders under the 364 Day Facility and the Noteholders, neither the nature of the business conducted by the Company, nor any of its properties, nor any relationship between the Company and any other Person, nor any circumstance in connection with the transactions contemplated by this Amendment No. 3 is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body or any other Person in connection with the execution and delivery of any amendment document or the fulfillment of or compliance with the terms and provisions hereof or thereof.

     (iv)      Upon the effectiveness of this Amendment No. 3, no Event of
Default or Default shall have occurred and be continuing.

                                       15

     6.        Miscellaneous.

     (i)       Except as expressly amended by this Amendment No. 3, the Shelf
Agreement shall remain in full force and effect. This Amendment No. 3 shall be binding upon and inure to the benefit of the Holders and their respective successors and permitted assigns.

     (ii)      Other than as expressly set forth herein, the execution, delivery and effectiveness of this Amendment No. 3 shall not operate as a waiver of any right, power or remedy of any Holder nor constitute a waiver of any provision of the Shelf Agreement, the Notes or any other document, instrument or agreement executed and delivered in connection with this Amendment No. 3.

     (iii)     The Company confirms its agreement, pursuant to Section 15.1 of the Shelf Agreement, to pay all costs and expenses of the Holders related to this Amendment No. 3, the Intercreditor Agreement, the Pledge Agreement and the
Subsidiary Guaranty and all matters contemplated herein, including without limitation the reasonable fees and expenses of the Holders' special counsel.

     (iv)      This Amendment No. 3 shall be construed and enforced in
accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such
State that would require the application of the laws of a jurisdiction other than such State.

     (v)       This Amendment No. 3 may be executed in any number of
counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document. Delivery of this Amendment
No. 3 may be made by telecopy of a duly executed counterpart copy hereof.

                                       16

          If the foregoing correctly describes our understanding with respect to the subject matter of this Amendment No. 3, please execute this letter in the place indicated below.

                                             Very truly yours,

                                             LENNOX INTERNATIONAL INC.

                                             By:
                                                --------------------------------
                                             Name:  Richard A. Smith
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

ACCEPTED AND AGREED:

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By:
     ----------------------------------------
Name:  Ric E. Abel
Title: Vice President

U.S. PRIVATE PLACEMENT FUND
By:  Prudential Private Placement Investors, L.P.,
     Investment Advisor
By:  Prudential Private Placement Investors, Inc.,
     its General Partner

     By:
        -------------------------------------
     Name:  Ric E. Abel
     Title: Vice President

                                       17

                                                                       Exhibit A

                           Form of Subsidiary Guaranty

                                  Schedule 10.4

                            LENNOX INTERNATIONAL INC.
                           AND RESTRICTED SUBSIDIARIES
                               INDEBTEDNESS AS OF
                         May 26, 2001 (except as noted)

A.   LENNOX INTERNATIONAL INC.

(1)  Note  Purchase  Agreement  dated as of December 1, 1993         $88,889,000
     among Lennox  International  Inc.  and the  Noteholders
     identified at the end thereof, pursuant to which Lennox
     International   Inc.   delivered   its   6.73%   Senior
     Promissory Notes due 2008

(2)  Note  Purchase  Agreement  dated  as  of  July  6, 1995          20,000,000
     between   Lennox   International   Inc.   and  Teachers
     Insurance and Annuity Association of America,  pursuant
     to which Lennox  International Inc. delivered its 7.06%
     Senior Promissory Notes due 2005.

(3)  Guaranty   dated   September  19,  1995   from   Lennox             475,000
     International  Inc.  to First  Bank of  Natchitoches &
     Trust   Company   and   Regions   Bank   of   Louisiana
     guaranteeing  50% of debt of  Alliance  Compressors  to
     such Banks under a Promissory  Note dated September 19,
     1995.

(4)  Guaranty of 50% of amounts due from Alliance Compressors            176,762
     under a master  Equipment  Lease  Agreement dated March
     28, 1995 with NationsBanc Leasing Corporation

(5)  Note  Purchase  Agreement  dated  as  of April 3,  1998, between Lennox  International  Inc. and the Noteholders
     identified   therein,    pursuant   to   which   Lennox
     International Inc. delivered its:

               6.56% Senior Notes due April 3, 2005                   25,000,000
               6.75% Senior Notes due April 3, 2008                   50,000,000

(6)  Revolving Credit Facility Agreement dated as of July 29,        240,000,000
     1999

(7)  Revolving Credit Facility Agreement dated as of January         115,700,000
     25, 2000

(8)  Master  Shelf  Agreement  dated as of October 15,  1999
     between  Lennox   International   Inc.  and  Prudential
     Insurance Company of America,  pursuant to which Lennox
     International Inc. delivered its:

               7.75% Senior Notes due August 25, 2005                 25,000,000
               8.00% Senior Notes due June 1, 2010                    35,000,000

(9)  Promissory   Note  dated  April 18, 2001   from  Lennox
     International Inc to Mizuho Financial Group                       5,000,000

     B.   SERVICE EXPERTS INC.

               Convertible   Notes  and  miscellaneous  debt           9,981,479
               related to original

               acquisitions of centers

     C.   MISCELLANEOUS OTHER DEBT                                       125,000

     TOTAL OUTSTANDING  INDEBTEDNESS OF LENNOX INTERNATIONAL
     INC. AND RESTRICTED SUBSIDIARIES                               $615,347,241

                                       2

                                             Schedule 10.5

                                             EXISTING LIENS

    JURISDICTION                  SECURED PARTY                           UCC-1 FILE NO.      DATE FILED

                              DEBTOR: LENNOX INDUSTRIES INC.

Texas Secretary of            Wachovia Bank, N.A.,                          00-00521016         6/16/00
State                         as Administrative Agent
                              for the Secured Parties
                              191 Peachtree Street, N.E
                              Mail Code GA 04-23
                              Atlanta, GA  30303

                              DEBTOR: ARMSTRONG AIR CONDITIONING INC

Ohio Secretary of State       Wachovia Bank, N.A.,                          AP322733            3/27/01
                              as Administrative Agent
                              for the Secured Parties
                              191 Peachtree Street, N.E
                              Mail Code GA 04-23
                              Atlanta, GA  30303

Huron County, Ohio            Wachovia Bank, N.A.,                          000084073           3/27/01
                              as Administrative Agent
                              for the Secured Parties
                              191 Peachtree Street, N.E
                              Mail Code GA 04-23
                              Atlanta, GA  30303